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                                                                    EXHIBIT 10.7


                          PROGRESS SOFTWARE CORPORATION
                            1997 STOCK INCENTIVE PLAN

                    (AMENDED AND RESTATED 19 SEPTEMBER 2000)

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Progress Software Corporation 1997 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees and directors of, and other persons providing services to, Progress Software Corporation (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

  The following terms shall be defined as set forth below:

  "ACT" means the Securities Exchange Act of 1934, as amended.

  "AWARD" or "Awards", except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Conditioned Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Stock Appreciation Rights.

  "BOARD" means the Board of Directors of the Company.

  "CAUSE" means (i) any material breach by the participant of any agreement to which the participant and the Company are both parties, (ii) any act or omission to act by the participant which may have a material and adverse effect on the Company's business or on the participant's ability to perform services for the Company, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (iii) any material misconduct or material neglect of duties by the participant in connection with the business or affairs of the Company or any affiliate of the Company.

  "CHANGE OF CONTROL" shall have the meaning set forth in Section 15.

  "CODE" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

  "CONDITIONED STOCK AWARD" means an Award granted pursuant to Section 6.

  "COMMITTEE" shall have the meaning set forth in Section 2.

  "DISABILITY" means disability as set forth in Section 22(e)(3) of the Code.

  "EFFECTIVE DATE" means the date on which the Plan is approved by shareholders as set forth in Section 17.
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  "ELIGIBLE PERSONS" shall have the meaning set forth in Section 4.

  "FAIR MARKET VALUE" on any given date means the closing price per share of the Stock on such date as reported by a nationally recognized stock exchange, or, if the Stock is not listed on such an exchange, as reported by NASDAQ, or, if the Stock is not quoted on NASDAQ, the fair market value of the Stock as determined by the Committee.

  "INCENTIVE STOCK OPTION" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

  "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option.

  "NORMAL RETIREMENT" means retirement from active employment with the Company and its Subsidiaries in accordance with the retirement policies of the Company and its Subsidiaries then in effect.

  "OUTSIDE DIRECTOR" means any director who (i) is not an employee of the Company or of any "affiliated group," as such term is defined in Section 1504(a) of the Code, which includes the Company (an "Affiliate"), (ii) is not a former employee of the Company or any Affiliate who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company's or any Affiliate's taxable year, (iii) has not been an officer of the Company or any Affiliate and (iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director.

  "OPTION" OR "STOCK OPTION" means any option to purchase shares of Stock granted pursuant to Section 5.

  "PERFORMANCE SHARE AWARD" means an Award granted pursuant to Section 8.

  "STOCK" means the Common Stock, $.01 par value per share, of the Company, subject to adjustments pursuant to Section 3.

  "STOCK APPRECIATION RIGHT" means an Award granted pursuant to Section 9.

  "SUBSIDIARY" means a subsidiary as set forth in Section 424 of the Code.

  "UNRESTRICTED STOCK AWARD" means Awards granted pursuant to Section 7.

SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS.

  (a) Committee. The Plan shall be administered by a committee (the "Committee") consisting of at least two Outside Directors. None of the members of the Committee shall have been granted any Award under this Plan (other than pursuant to Section 7(c)) or any other stock option plan of the Company (other than the Company's 1993 Directors' Stock Option Plan) within one year prior to service on the Committee. It is the intention of the Company that the Plan shall be administered by "disinterested persons" within the meaning of Section
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162(m) of the Code, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not a disinterested person. Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

  (b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

          (i) to select the officers and other employees of, and persons providing services to, the Company and its Subsidiaries to whom Awards may from time to time be granted;

          (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Conditioned Stock, Unrestricted Stock, Performance Shares and Stock Appreciation Rights, or any combination of the foregoing, granted to any one or more participants;

          (iii) to determine the number of shares to be covered by any Award;

          (iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

          (v) to accelerate the exercisability or vesting of all or any portion of any Award with the exception of a Conditioned Stock Award;

          (vi) subject to the provisions of Section 5(a)(ii), to extend the period in which any outstanding Stock Option or Stock Appreciation Right may be exercised;

          (vii) to reduce the per-share exercise price of any outstanding Stock Option or Stock Appreciation Right awarded to any employee of the Company, including any officer or director of the Company (but not to less than 100% of Fair Market Value on the date the reduction is made) provided, however, that such reduction shall be effective only if approved by the shareholders of the Company;

          (viii) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

          (ix) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it
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          deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

     All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3. SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION.

  (a) Shares Issuable. The maximum number of shares of Stock with respect to which Awards (including Stock Appreciation Rights) may be granted under the Plan shall be 680,000. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Awards related. Subject to such overall limitation, any type or types of Award may be granted with respect to shares, including Incentive Stock Options. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

  (b) Limitation on Awards. In no event may any Plan participant be granted Awards (including Stock Appreciation Rights) with respect to more than 100,000 shares of Stock in any calendar year. The number of shares of Stock relating to an Award granted to a Plan participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year.

  (c) Stock Dividends, Mergers, etc. In the event that after approval of the Plan by the shareholders of the Company in accordance with Section 17, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 3(a) and (b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 15.

  (d) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the
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Company or a Subsidiary of property or stock of the employing corporation. The
Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. The shares which may be delivered under such substitute awards shall be in addition to the maximum number of shares provided for in Section 3(a) only to the extent that the substitute Awards are both (i) granted to persons whose relationship to the Company does not make (and is not expected to make) them subject to Section 16(b) of the Act; and (ii) granted in substitution for awards issued under a plan approved, to the extent then required under Rule 16b-3 (or any successor rule under the Act), by the shareholders of the entity which issued such predecessor awards.


SECTION 4. ELIGIBILITY.

  Awards may be granted to officers or other key employees of the Company or its Subsidiaries, and to members of the Board and consultants or other persons who render services to the Company, regardless of whether they are also employees ("Eligible Persons"), provided, however, that members of the Committee at the time of grant, except for the purposes of Section 7(c), shall not constitute Eligible Persons.

SECTION 5. STOCK OPTIONS.

  Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

  Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

  No Incentive Stock Option shall be granted under the Plan after December 31, 2006.

  (a) Grant of Stock Options. The Committee in its discretion may grant Incentive Stock Options only to employees of the Company or any Subsidiary. The Committee in its discretion may grant Non-Qualified Stock Options to Eligible Persons. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and the terms and conditions of Section 13 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

            (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall be, in the case of Incentive Stock Options and Non-Qualified Stock Options, not less than 100% of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive
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          Stock Option is granted to such employee, the option price shall be not less than 110% of Fair Market Value on the grant date.

            (ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

            (iii) Exercisability; Rights of a Shareholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

            (iv) Method of Exercise. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

                 (A) In cash, by certified or bank check or other instrument acceptable to the Committee;

                 (B) In the form of shares of Stock that are not then subject to restrictions under any Company plan, if permitted by the Committee, in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

                 (C) By the optionee delivering to the Company a properly
               executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.


          The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the
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          provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

            (v) Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or his or her legal representative; provided, however, that the Committee may, in the manner established by the Committee, permit the transfer, without payment of consideration, of a Non-Qualified Stock Option by an optionee to a member of the optionee's immediate family or to a trust or partnership whose beneficiaries are members of the optionee's immediate family; and such transferee shall remain subject to all the terms and conditions applicable to the option prior to the transfer. For purposes of this provision, an optionee's "immediate family" shall mean the holder's spouse, children and grandchildren."

            (vi) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which incentive stock options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

            (vii) Repurchase Right. The Committee may in its discretion provide upon the grant of any Stock Option hereunder that the Company shall have an option to repurchase upon such terms and conditions as determined by the Committee all or any number of shares purchased upon exercise of such Stock Option. The repurchase price per share payable by the Company shall be such amount or be determined by such formula as is fixed by the Committee at the time the Option for the shares subject to repurchase is granted. In the event the Committee shall grant Stock Options subject to the Company's repurchase option, the certificates representing the shares purchased pursuant to such Options shall carry a legend satisfactory to counsel for the Company referring to the Company's repurchase option.

            (viii) Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

  (b) Reload Options. At the discretion of the Committee, Options granted under
Section 5(a) may include a so-called "reload" feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 5(a)(iv)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Committee may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the original Option.
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SECTION 6. CONDITIONED STOCK AWARDS.

  (a) Nature of Conditioned Stock Award. The Committee in its discretion may grant Conditioned Stock Awards to any Eligible Person. A Conditioned Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Conditioned Stock"). Conditions may be based on continuing employment and/or achievement of pre-established performance goals and objectives. In addition, a Conditioned Stock Award may be granted to an employee by the Committee in lieu of a cash bonus due to such employee pursuant to any other plan of the Company.

  (b) Acceptance of Award. A participant who is granted a Conditioned Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Conditioned Stock in such form as the Committee shall determine.

  (c) Rights as a Shareholder. Upon complying with Section 6(b) above, a participant shall have all the rights of a shareholder with respect to the Conditioned Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Conditioned Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Conditioned Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

  (d) Restrictions. Shares of Conditioned Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Subsidiaries for any reason (including death, Disability, Normal Retirement and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase shares of Conditioned Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant's legal representative. The Company must exercise such right of repurchase or forfeiture not later than the ninetieth day following such termination of employment (unless otherwise specified, in the written instrument evidencing the Conditioned Award).

  (e) Vesting of Conditioned Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Conditioned Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such preestablished performance goals, objectives and other conditions, the
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shares on which all restrictions have lapsed shall no longer be Conditioned
Stock and shall be deemed "vested."

  (f) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Conditioned Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7. UNRESTRICTED STOCK AWARDS.

  (a) Grant or Sale of Unrestricted Stock. The Committee in its discretion may grant (or sell at a purchase price determined by the Committee which shall in no event be less than 100% of Fair Market Value) to any Eligible Person shares of Stock free of any restrictions under the Plan ("Unrestricted Stock"). Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration. Notwithstanding the foregoing, performance based grants of Unrestricted Stock shall be subject to a one year holding period and time based grants of Unrestricted Stock shall be subject to a three year holding period.

  (b) Elections to Receive Unrestricted Stock In Lieu of Compensation. Upon the request of an Eligible Person and with the consent of the Committee, each Eligible Person may, pursuant to an irrevocable written election delivered to the Company no later than the date or dates specified by the Committee, receive a portion of the cash compensation otherwise due to him in Unrestricted Stock (valued at Fair Market Value on the date or dates the cash compensation would otherwise be paid). Such Unrestricted Stock may be paid to the Eligible Person at the same time as the cash compensation would otherwise be paid, or at a later time, as specified by the Eligible Person in the written election.

  (c) Elections to Receive Unrestricted Stock in Lieu of Directors' Fees. Each Outside Director may, pursuant to an irrevocable written election delivered to the Company no later than June 30 of any calendar year, receive all or a portion of the directors' fees otherwise due to him in the subsequent calendar year in Unrestricted Stock (valued at Fair Market Value on the date or dates the directors' fees would otherwise be paid). Such Unrestricted Stock may be paid to the Non-Employee Director at the same time the directors' fees would otherwise have been paid, or at a later time, as specified by the Non-Employee Director in the written election.

  (d) Restrictions on Transfers. The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.


SECTION 8. PERFORMANCE SHARE AWARDS.

  (a) Nature of Performance Shares. A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted
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under the Plan to any Eligible Person including those who qualify for awards under other performance plans of the Company. The Committee in its discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Committee may rely on the performance goals and other standards applicable to other performance-based plans of the Company in setting the standards for Performance Share Awards under the Plan.

  (b) Restrictions on Transfer. Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

  (c) Rights as a Shareholder. A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee).

  (d) Termination. Except as may otherwise be provided by the Committee at any time prior to termination of employment, a participant's rights in all Performance Share Awards shall automatically terminate upon the participant's termination of employment by the Company and its Subsidiaries for any reason (including death, Disability, Normal Retirement and for Cause).

  (e) Acceleration, Waiver, Etc. At any time prior to the participant's termination of employment by the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive or, subject to Section 13, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

SECTION 9. STOCK APPRECIATION RIGHTS

  (a) The Committee in its discretion may grant Stock Appreciation Rights to any Eligible Person (i) alone, (ii) simultaneously with the grant of a Stock Option and in conjunction therewith or in the alternative thereto or (iii) subsequent to the grant of a Non-Qualified option and in conjunction therewith or in the alternative thereto.

  (b) The exercise price per share of a Stock Appreciation Right granted alone shall be determined by the Committee, but shall not be less than 100% of Fair Market Value on the date of grant of such Stock Appreciation Right. A Stock Appreciation Right granted simultaneously with or subsequent to the grant of a Stock Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Stock Option, shall be transferable only upon the same terms and conditions as the related Stock Option, and shall be exercisable only to the same extent as the related Stock Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Stock exceeds the exercise price per share thereof.
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  (c) Upon any exercise of a Stock Appreciation Right, the number of shares of
Stock for which any related Stock Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right shall have been exercised. The number of shares of Stock with respect to which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Stock Option by the number of shares for which such Option shall have been exercised. Any Stock Appreciation Right shall be exercisable upon such additional terms and conditions as may from time to time be prescribed by the Committee.

  (d) A Stock Appreciation Right shall entitle the participant upon exercise thereof to receive from the Company, upon written request to the Company at its principal offices (the "Request"), a number of shares of Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), an amount of cash, or any combination of Stock and cash, as specified in the Request (but subject to the approval of the Committee in its sole discretion, at any time up to and including the time of payment, as to the making of any cash payment), having an aggregate Fair Market Value equal to the product of (i) the excess of Fair Market Value, on the date of such Request, over the exercise price per share of Stock specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares of Stock for which such Stock Appreciation Right shall be exercised. Notwithstanding the foregoing, the Committee may specify at the time of grant of any Stock Appreciation Right that such Stock Appreciation Right may be exercisable solely for cash and not for Stock.

  (e) Within thirty (30) days of the receipt by the Company of a Request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock Appreciation Right for cash, the Committee shall, in its sole discretion, either consent to or disapprove, in whole or in part, such Request. A Request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise a Stock Appreciation Right for cash may provide that, in the event the Committee shall disapprove such Request, such Request shall be deemed to be an exercise of such Stock Appreciation Right for Stock.

  (f) If the Committee disapproves in whole or in part any election by a participant to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock Appreciation Right for cash, such disapproval shall not affect such participant's right to exercise such Stock Appreciation Right at a later date, to the extent that such Stock Appreciation Right shall be otherwise exercisable, or to elect the form of payment at a later date, provided that an election to receive cash upon such later exercise shall be subject to the approval of the Committee. Additionally, such disapproval shall not affect such participant's right to exercise any related Option.

  (g) A participant shall not be entitled to request or receive cash in full or partial payment of a Stock Appreciation Right, if such Stock Appreciation Right or any related Option shall have been exercised during the first six (6) months of its respective term; provided, however, that such prohibition shall not apply in the event of the death or Disability of the participant prior to the expiration of such six-month period, or if such participant is not a director or officer of the Company or a beneficial owner of the Company who is described in
Section 16(a) of the Act.

  (h) A Stock Appreciation Right shall be deemed exercised on the last day of its term, if not otherwise exercised by the holder thereof, provided that the fair market value of the Stock subject to the Stock Appreciation Right exceeds the exercise price thereof on such date.

  (i) No Stock Appreciation Right shall be transferable other than by will or by the laws of descent and distribution and all Stock Appreciation Rights shall be exercisable, during the holder's lifetime, only by the holder.


SECTION 10. TERMINATION OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

  (a) Termination by Death. If any participant's employment by or services to the Company and its Subsidiaries terminates by reason of death, any Stock Option or Stock Appreciation Right owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of two years (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Option or Stock Appreciation Right, if earlier.

  (b) Termination by Reason of Disability or Normal Retirement.

           (i) Any Stock Option or Stock Appreciation Right held by a participant whose employment by or services to the Company and its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of one year (or such longer period as the Committee shall specify at any time) from the date of such termination of employment or services, or until the expiration of the stated term of the Option or Stock Appreciation Right, if earlier.

           (ii) Any Stock Option or Stock Appreciation Right held by a participant whose employment by or services to the Company and its Subsidiaries has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of 90 days (or such longer period as the Committee shall specify at any time) from the date of such termination of employment or services, or until the expiration of the stated term of the Option or Stock Appreciation Right, if earlier.

           (iii) The Committee shall have sole authority and discretion to determine whether a participant's employment or services has been terminated by reason of Disability or Normal Retirement.

           (iv) Except as otherwise provided by the Committee at the time of grant, the death of a participant during a period provided in this
          Section 10(b) for the exercise of a Stock Option or Stock Appreciation Right, shall extend such period for two years from the date of death, subject to termination on the expiration of the stated term of the Option or Stock Appreciation Right, if earlier.

  (c) Termination for Cause. If any participant's employment by or services to the Company and its Subsidiaries has been terminated for Cause, any Stock Option or Stock Appreciation

Right held by such participant shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Option or Stock Appreciation Right can be exercised for a period of up to 30 days from the date of termination of employment or services or until the expiration of the stated term of the Option or Stock Appreciation Right, if earlier.

  (d) Voluntary Termination. If any participant's employment by or services to the Company and its Subsidiaries is voluntarily terminated, any Stock Option or Stock Appreciation Right held by such participant shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Option or Stock Appreciation right can be exercised for a period of up to 90 days from the date of termination of employment or services or until the expiration of the stated term of the Option or Stock Appreciation Right, if earlier.

  (e) Other Termination. Unless otherwise determined by the Committee, if a participant's employment by or services to the Company and its Subsidiaries terminates for any reason other than death, Disability, Normal Retirement, voluntary termination or for Cause, any Stock Option or Stock Appreciation Right held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for 90 days (or such longer period as the Committee shall specify at any time) from the date of termination of employment or services or until the expiration of the stated term of the Option or Stock Appreciation Right, if earlier.

SECTION 11. TAX WITHHOLDING.

  (a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

  (b) Payment in Shares. Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such Award, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. With respect to any participant who is subject to Section 16 of the Act, the following additional restrictions shall apply:

            (A) the election to satisfy tax withholding obligations relating to an Award in the manner permitted by this Section 11(b) shall be made either (1) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, or (2) at least six months prior to the date as of which the receipt of such an Award first becomes a taxable event for Federal income tax purposes;

            (B) such election shall be irrevocable;

            (C) such election shall be subject to the consent or approval of the Committee; and

            (D) the Stock withheld to satisfy tax withholding, if granted at the discretion of the Committee, must pertain to an Award which has been held by the participant for at least six months from the date of grant of the Award.

SECTION 12. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

  (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

  (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 13. AMENDMENTS AND TERMINATION.

The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same exercise or purchase price) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. However, no such amendment, unless approved by the shareholders of the Company, shall be effective if it would (i) cause the Plan to fail to satisfy the incentive stock option requirements of the Code, (ii) cause transactions under the Plan to fail to satisfy the requirements of Rule 16b-3 or any successor rule under the Act as in effect on the date of such amendment, (iii) permit the Board or the Committee to reprice Options or Stock Appreciation Rights granted to officers and directors of the Company under the Plan without shareholder approval, (iv) permit the Board or the Committee to grant Non-Qualified Stock Options or Stock Appreciation Rights under the Plan at less than 100% of the Fair Market Value on the date of grant of such Non-Qualified Stock Options or Stock Appreciation Rights, as the case may be, (v) cause a material increase in the number of shares authorized under the Plan, (vi) cause a material increase in benefits accruing to participants under the Plan, or (vii) cause a material increase in the eligible class of recipients under the Plan.

SECTION 14. STATUS OF PLAN.

  With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 15. CHANGE OF CONTROL PROVISIONS.

  (a) Upon the occurrence of a Change of Control as defined in this Section 15:

            (i) subject to the provisions of clause (iii) below, after the effective date of such Change of Control, each holder of an outstanding Stock Option, Conditional Stock Award, Performance Share Award or Stock Appreciation Right shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock (or consideration based upon the Fair Market Value of Stock), shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control;

            (ii) the Committee may accelerate the time for exercise of, and waive all conditions and restrictions on, each unexercised and unexpired Stock Option, Conditional Stock Award, Performance Share Award and Stock Appreciation Right, effective upon a date prior or subsequent to the effective date of such Change of Control, specified by the Committee; or

            (iii) each outstanding Stock Option, Conditional Stock Award, Performance Share Award and Stock Appreciation Right may be cancelled by the Committee as of the effective date of any such Change of Control provided that (x) notice of such cancellation shall be given to each holder of such an Award and (y) each holder of such an Award shall have the right to exercise such Award to the extent that the same is then exercisable or, if the Committee shall have accelerated the time for exercise of all such unexercised and unexpired Awards, in full during the 30-day period preceding the effective date of such Change of Control.


  (b) "Change of Control" shall mean the occurrence of any one of the following events:

            (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding securities; or

            (ii) persons who, as of January 1, 1997, constituted the Company's Board (the "Incumbent Board") cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to January 1, 1997 whose election was approved by, or who was nominated with the approval of, at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Plan, be considered a member of the Incumbent Board; or

            (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

            (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.


SECTION 16. GENERAL PROVISIONS.

  (a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

  No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

  (b) Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

  (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Subsidiary.

SECTION 17. EFFECTIVE DATE OF PLAN.

  The Plan shall become effective upon approval by the holders of a majority of the shares of capital stock of the Company present or represented and entitled to vote at a meeting of shareholders.

SECTION 18. GOVERNING LAW.

  This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws.